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                                                                    EXHIBIT 99.2

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[TRANSOCEAN SEDCOFOREX LOGO]                         TRANSOCEAN SEDCO FOREX INC.
                                                     Post Office Box 2765
                                                     Houston TX 77252 2765

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       ANALYST CONTACT:  Jeffrey L. Chastain                        NEWS RELEASE
                         713 232 7551
       MEDIA CONTACT:    Guy A. Cantwell           FOR RELEASE: January 30, 2001
                         713 232 7647

                       TRANSOCEAN SEDCO FOREX INC. REPORTS
                    FOURTH QUARTER AND FULL YEAR 2000 RESULTS

       HOUSTON--Transocean Sedco Forex Inc. (NYSE: RIG) today announced that net income for the three months ended December 31, 2000, was $33.0 million, or $0.16 per diluted share, before the effect of dispute-related, after-tax charges totaling $42.2 million. The charges relate principally to the previously announced $37.2 million provision pertaining to the settlement of a terminated bareboat charter agreement and a $4.8 million provision for legal claims. After accounting for the dispute-related charges, the company reported a net loss for the three months ended December 31, 2000 of $9.2 million, or $0.04 per diluted share, on revenues of $314.9 million. During the corresponding three months of 1999, Transocean Sedco Forex reported a net loss of $12.4 million, or $0.11 per diluted share, on revenues of $131.4 million. The December 1999 merger of Transocean Offshore Inc. and Sedco Forex Holdings Limited (Sedco Forex) was accounted for as a purchase, with Sedco Forex as the acquiror for accounting purposes. Accordingly, results for the three and twelve months ended December 31, 1999, reflect Sedco Forex historical results only and exclude historical results of Transocean Offshore Inc.

       For the twelve months ended December 31, 2000, net income totaled $108.5 million, or $0.51 per diluted share. The results include net after-tax charges of $17.3 million, or $0.08 per diluted share, relating primarily to the previously mentioned settlement of a terminated bareboat charter agreement and provisions for legal disputes, partially offset by a cash settlement relating to the early termination of a rig contract, the sale of two rigs and an extraordinary gain relating to the early termination of certain debt. Full year 2000 revenues totaled $1,229.5 million. The results compare to net income of $58.1 million, or $0.53 per diluted share, on revenues of $648.2 million in the corresponding twelve months in 1999. The prior year results include charges for severance costs and provisions for potential legal claims totaling $42.0 million, or a net $0.30 per diluted share.

       Average utilization of the company's 62 fully owned and active mobile offshore drilling units declined to 75% during the three months ended December 31, 2000, from 81% during the previous three months in 2000, as several rigs underwent planned and unplanned maintenance and repairs. Utilization of the fleet was a pro forma 69% during the corresponding three months in 1999. The company's fleet of 42 fully owned or chartered and active semisubmersibles and drillships (floaters) experienced a utilization level of 74% during the final three months of 2000, compared to 84% and a pro forma 71% utilization level during the previous quarter in 2000 and the same three months in 1999, respectively.

       The average dayrate for the company's 62 fully owned and active mobile offshore drilling units was $71,500 during the three months ended December 31, 2000, improving from $67,200 during the preceding three months in 2000, but below the pro forma $77,300 average dayrate experienced during the corresponding three months in 1999. The average dayrate for the company's 42 fully owned or chartered and active floaters

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was $87,800, compared to $81,400 and a pro forma $96,500 during the three months ended September 2000 and December 1999, respectively.

       J. Michael Talbert, President and Chief Executive Officer of Transocean Sedco Forex, stated, "Operating results for the fourth quarter of 2000 were impaired by several events, including planned and unplanned downtime affecting our active fleet, seasonal weakness in the U.K. sector of the North Sea, a sluggish floater market in Asia, and continued delays associated with the activation of newbuild rigs. The rigs that contributed to an estimated 179 days of planned and unplanned downtime in the quarter have returned to active status. However, the seasonal weakness in the U.K. sector of the North Sea and fragile floater market in Asia are expected to continue until late in the first quarter of 2001. In addition, during 2001, 13 rigs within the 71-rig Transocean Sedco Forex mobile offshore drilling fleet, are currently expected to experience downtime while in shipyards, undergoing planned maintenance and upgrading. Six of these rigs are expected to experience downtime ranging from 20 to 90 days each during the first quarter of 2001, causing a temporary reduction in fleet utilization.

       In commenting on the status of the company's new rig construction program, Talbert said, "The Discoverer Deep Seas, the third of three Discoverer Enterprise-class, ultra-deepwater drillships possessing our patented dual-activity drilling capability, received preliminary acceptance from Chevron on January 18, 2001. Final rig acceptance is subject to a deepwater test of its subsea and riser equipment, which is underway in the U.S. Gulf of Mexico and expected to be completed within the week. Following completion of acceptance testing, the rig will commence a five-year contract valued at $374 million. The three remaining projects, the semisubmersibles Sedco Express, Cajun Express and Sedco Energy, continue to progress through the final stages of project completion, which entails the testing and commissioning of drill floor and subsea control equipment and the corresponding software for each.

       Regarding the Sedco Express, a December 28, 2000 deadline for delivery of the rig to our customer Elf Exploration-Angola (Elf) has passed. The rig is expected to complete its testing and commissioning schedule, underway offshore Las Palmas, and commence initial operations on or around early second quarter 2001. Although Elf possesses a contractual right to cancel the existing three-year contract, they have not exercised this right and are presently engaged in constructive dialogue with Transocean Sedco Forex to determine a satisfactory resolution.

       The Cajun Express and Sedco Energy are presently located in the U.S. Gulf of Mexico and Las Palmas, respectively, where testing and commissioning of software necessary to control drill floor equipment continues on both rigs. The Cajun Express is presently expected to be delivered to our customer Marathon by the end of the first quarter 2001, while the Sedco Energy is expected to begin operations with Texaco by early second quarter 2001, following a three week mobilization to Brazil."

       Addressing the outlook for the offshore drilling industry and near- to medium-term prospects for Transocean Sedco Forex, Talbert concluded, "We continue to expect a steady improvement in our industry through 2001 as our customers increase exploration and production spending plans in response to record cash flows generated by favorable crude oil and natural gas pricing. The higher spending levels are expected to be most evident in the offshore markets outside of North America, where spending was severely curtailed in 2000, and in the gas-intensive, shallow water U.S. Gulf of Mexico. Recent discussions with customers have resulted in firm contracts, contract extensions or letters of intent which are expected to become firm contracts on several rigs in the company's fleet and are evidence of the rising spending plans of our global customer base. The contract developments, which are valued at an estimated combined $67 million, involve the jackup rigs Transocean Nordic and Trident 15, in Norway and Thailand, respectively, the semisubmersible Sovereign Explorer in the U.K. and the semisubmersibles Transocean Amirante and Transocean Richardson in the U.S. Gulf of Mexico."
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       At present, the company has approximately 54% of its fleet days in 2001 committed to firm contracts, excluding the R&B Falcon Corporation (NYSE: FLC) mobile offshore drilling and inland barge fleet. Transocean Sedco Forex announced on January 29, 2001, that its pending merger with R&B Falcon is expected to close on January 31, 2001.

       Statements regarding the expected close of the R&B Falcon merger, U.K. and Asian markets, 2001 rig downtime, newbuilds (including the timing of delivery), outlook for the oil and gas industry, customer spending levels, effect of new contract awards and extensions, outcome of U.K. regulatory processes, future utilization and dayrates, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions or approvals of third parties, delays in the merger, closing conditions not being satisfied, operating hazards and delays, delays or cost overruns in construction projects, risks associated with international operations, actions by customers and other third parties, the future price of oil and gas, demand for rigs, U.K. and other regulatory actions and other factors detailed in Transocean Sedco Forex's and R&B Falcon's recent proxy statement, Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

       The company will conduct a teleconference call at 10:00 a.m. eastern time on January 30. Individuals who wish to participate in the teleconference call can secure a reservation by first dialing 1-800-289-0579 in the United States or 719-457-2550 from outside the country. The call should be made immediately to guarantee participation. After referring to confirmation code 465307, a dial-in number will be provided to be used for the teleconference call. It is recommended that participants dial in five to ten minutes prior to the scheduled start time of the call.

       In addition, the conference call is accessible through a live, listen-only broadcast over the internet by logging on to the worldwide web at www.streetevents.com, then clicking on Individual Investor Center and typing in the company's NYSE trading symbol, "RIG."

       An audio replay of the conference call will be available after 1:00 p.m. eastern time on January 30, 2001 and can be accessed by dialing 719-457-0820 and referring to the passcode 465307. Also, a replay is available through the internet and can be accessed immediately following the conclusion of the call by visiting the above-referenced worldwide web address. Both replay options will be available for approximately 30 days.

       Drilling rig status and contract information on Transocean Sedco Forex's offshore drilling fleet has been condensed into a report entitled "Monthly Fleet Update" and is available through the company's website at www.deepwater.com. The report is located in the investor resources segment of the site. The report will also be available through a free monthly email distribution. To be added to the email distribution, please contact Jeffrey L. Chastain, Director of Investor Relations and Communications, at jchastain@deepwater.com or at fax number 713-232-7031.

       Transocean Sedco Forex Inc. is the world's largest offshore drilling contractor, with an equity market capitalization of approximately $8.7 billion. The company's mobile offshore drilling fleet is comprised of 71 rigs, including three newbuilds not yet active. This modern and versatile fleet is located in every major offshore oil and gas drilling region. Transocean Sedco Forex Inc. specializes in technically demanding segments of the offshore drilling business, including industry-leading positions in deepwater and harsh environment drilling services. The company is listed on the New York Stock Exchange under the symbol "RIG."
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                  TRANSOCEAN SEDCO FOREX INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Three Months Ended                Twelve Months Ended
                                                                      December 31,                      December 31,
                                                            -----------------------------      ----------------------------
                                                                2000             1999              2000             1999
                                                            -------------    ------------      ------------     -----------
                                                                          (In thousands, except per share data)
Operating Revenues                                            $ 314,938        $ 131,396       $ 1,229,513        $ 648,236

Costs and Expenses
   Operating and maintenance                                    250,613          110,876           812,563          448,917
   Depreciation and amortization                                 65,698           35,025           259,477          131,933
   General and administrative                                    10,547            4,426            42,141           16,703
                                                                326,858          150,327         1,114,181          597,553

Gain (Loss) From Sale of Assets                                   4,187           (1,232)           17,751           (1,339)
Operating Income (Loss)                                          (7,733)         (20,163)          133,083           49,344

Other Income (Expense), Net
   Equity in earnings of joint ventures                           1,809            1,891             9,393            5,610
   Interest income                                                1,583              640             6,219            5,433
   Interest expense, net of amounts capitalized                    (915)             (88)           (3,025)         (10,250)
   Other, net                                                    (2,522)          (1,197)           (1,254)            (830)
                                                                    (45)           1,246            11,333              (37)

Income (Loss) Before Income Taxes,
   Minority Interest and Extraordinary Item                      (7,778)         (18,917)          144,416           49,307

Income Tax Expense (Benefit)                                      1,286           (6,977)           36,699           (9,296)
Minority Interest                                                    86              455               593              500
Income (Loss) before Extraordinary Item                          (9,150)         (12,395)          107,124           58,103
Gain on Extraordinary Item, Net of Tax                               --               --             1,424               --
Net Income (Loss)                                             $  (9,150)       $ (12,395)      $   108,548        $  58,103

Basic Earnings Per Share
 (Pro forma prior to the effective date
  of the merger)
   Income Before Extraordinary Item                           $   (0.04)       $   (0.11)      $      0.51        $    0.53
   Gain on Extraordinary Item, Net of Tax                            --               --              0.01               --
Net Income (Loss)                                             $   (0.04)       $   (0.11)      $      0.52        $    0.53

Diluted Earnings Per Share
 (Pro forma prior to the effective date
  of the merger)
   Income Before Extraordinary Item                           $   (0.04)       $   (0.11)      $      0.50        $    0.53
   Gain on Extraordinary Item, Net of Tax                            --               --              0.01               --
Net Income (Loss)                                             $   (0.04)       $   (0.11)      $      0.51        $    0.53

Weighted Average Shares Outstanding
 (Pro forma prior to the effective date
  of the merger)
   Basic                                                        210,605          109,564           210,419          109,564
   Diluted                                                      210,605          109,636           211,672          109,636

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On December 31, 1999 Transocean Offshore Inc. completed its merger with Sedco
Forex Holdings Limited (Sedco Forex), and changed its name to Transocean Sedco Forex Inc. Since the company accounted for the merger using the purchase method of accounting, with Sedco Forex as the accounting acquiror, the above Condensed Consolidated Statements of Operations for the three and twelve months ended December 31, 1999 reflect only the operating results of Sedco Forex and do not include the results of historical Transocean Offshore Inc.

During the fourth quarter 2000, the Company settled an arbitration proceeding with Global Marine which resulted in a charge to earnings of $37.2 million or $0.18 per diluted share.